                                                                    EXHIBIT 10.5


                           TAX ALLOCATION AGREEMENT


                                 BY AND AMONG


                          UNION PACIFIC CORPORATION,


                             OVERNITE CORPORATION,


                            OVERNITE HOLDING, INC.,


                                      AND


                        OVERNITE TRANSPORTATION COMPANY


                        DATED AS OF _____________, 1998

                               TABLE OF CONTENTS


                                                                          Page
                                                                          ----

ARTICLE I - DEFINITIONS AND OTHER PROVISIONS...............................2
   Section 1.1  Overnite Consolidated Group................................2
   Section 1.2  UPC Consolidated Group.....................................3
   Section 1.3  Combined Consolidated Group................................3
   Section 1.4  Code.......................................................3
   Section 1.5  Environmental Tax..........................................3
   Section 1.6  Federal Income Tax.........................................3
   Section 1.7  Item.......................................................3
   Section 1.8  Minimizing Tax Liabilities.................................3
   Section 1.9  Miscellaneous Taxes........................................4
   Section 1.10  Party.....................................................4
   Section 1.11  Taxes.....................................................4
   Section 1.12  Timing Item; Turnaround...................................4
   Section 1.13  Unitary Income Tax........................................5
   Section 1.14  UPC Division; Division....................................5
   Section 1.15  Actual Loss...............................................5
   Section 1.16  1991 Agreement............................................6

ARTICLE II - FILING OF CONSOLIDATED RETURNS
   AND ELECTIONS...........................................................6
   Section 2.1  Consolidated Return........................................6
   Section 2.2  Filing Information.........................................7
   Section 2.3  Elections..................................................7

ARTICLE III - TAX ALLOCATIONS AND EFFECTS OF
   ASSET RESTRUCTURING.....................................................8
   Section 3.1  Consolidated Federal Income Tax; Environmental Tax.........8
   Section 3.2  Unitary Income Taxes......................................10
   Section 3.3  Miscellaneous Taxes.......................................11

ARTICLE IV - TAX PAYMENTS AND SETTLEMENTS.................................11
   Section 4.1  Estimated and Current Taxes...............................11
   Section 4.2  Future Settlements........................................13
   Section 4.3  Payments/Refunds..........................................13
   Section 4.4  Billing Disputes with Taxing Authorities..................14

ARTICLE V - AUDITS, AMENDED RETURNS, AND LITIGATION.......................14
   Section 5.1  Conduct of Audits; Amended Returns........................14
   Section 5.2  Protest; Litigation.......................................16
   Section 5.3  Opinion Procedure.........................................17
   Section 5.4  Adjustments...............................................20

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
ARTICLE VI - COOPERATION ON RECORDS.......................................21
   Section 6.1  Furnish Books and Records.................................21
   Section 6.2  Notice of Audits..........................................21
   Section 6.3  Record Retention..........................................22
   Section 6.4  Cost of Producing Records.................................22

 ARTICLE VII - INDEMNIFICATIONS...........................................22
   Section 7.1  Federal Income, Environmental, and Unitary Income
    Taxes.................................................................22
   Section 7.2  Miscellaneous Taxes.......................................23

ARTICLE VIII - DISPUTES...................................................23
   Section 8.1  Accounting Firm...........................................23
   Section 8.2  Resolution of Dispute.....................................24
   Section 8.3  Binding Resolution........................................24
   Section 8.4  Costs of Dispute Resolution...............................24

ARTICLE IX - MISCELLANEOUS................................................25
   Section 9.1  Sharing of Information....................................25
   Section 9.2  Confidentiality...........................................25
   Section 9.3  Successors................................................25
   Section 9.4  Governing Law.............................................26
   Section 9.5  Headings..................................................26
   Section 9.6  Notices...................................................26
   Section 9.7  Services..................................................27
   Section 9.8  Severability..............................................28
   Section 9.9  Effective Date; Termination...............................28
   Section 9.10  Counterparts.............................................28
   Section 9.11  Entire Agreement; Termination of Prior Agreements........28

APPENDIX I - ALLOCATION OF FEDERAL INCOME TAX LIABILITIES AND
   BENEFITS ATTRIBUTABLE TO SPECIFIC TAX ITEMS.............................I-1
   Net Operating Losses (NOLs).............................................I-1
   Capital Gains and Losses................................................I-2
   Section 1231 Gains and Losses...........................................I-3
   Charitable Contribution Deductions......................................I-5
   Dividends-Received Deduction............................................I-5
   Alternative Minimum Tax (AMT) and
     Minimum Tax Credit (AMT Credit).......................................I-6
   Credit for Producing Fuel from a Nonconventional
     Source (Fuel Credit)..................................................I-7
   Investment Tax Credit (ITC) and Investment Tax Credit
     Recapture (ITC Recapture).............................................I-7
   i.Credit for Increasing Research Activities (R&D Credit)................I-8
   j.Targeted Jobs Credit..................................................I-8
   Credit for Federal Tax on Gasoline and Special Fuels....................I-9

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
Enhanced Oil Recovery Credit (EOR Credit)..................................I-9
   m.Foreign Tax Credits...................................................I-9
   n.Interest on Tax Deficiencies and Refund Claims.......................I-10
   Penalties; Additions to Tax............................................I-10
   Unspecified Items......................................................I-11

APPENDIX II - ALLOCATION OF UNITARY INCOME TAX
 LIABILITIES AND BENEFITS.................................................II-1

 APPENDIX III - ADDITIONAL SERVICES......................................III-1

                         TAX ALLOCATION AGREEMENT
                         -------------------------

     THIS AGREEMENT is entered into as of __________, 1998, between Union Pacific Corporation ("UPC"), a Utah corporation, on behalf of itself and the other members of the UPC Consolidated Group (as hereinafter defined), Overnite Corporation, a Virginia corporation, Overnite Holding, Inc., a Delaware corporation ("Overnite Holding"), and Overnite Transportation Company, a Virginia corporation ("Overnite").

     WHEREAS, UPC and Overnite Holding were parties to a certain Tax Allocation Agreement between them dated as of January 1, 1991 (the "1991 Agreement") setting forth and confirming certain matters relating to the inclusion of Overnite Holding, Overnite, and certain other companies in the UPC consolidated federal and state unitary income tax returns; the allocation of tax liabilities for periods during which Overnite Holding, Overnite and other companies were or had been subsidiaries of UPC; the administration of tax audits and proceedings; and the principles embodied in tax allocation policies then in effect between UPC and Overnite Holding and Overnite, after their revision per Article III and Appendices I and II of the 1991 Agreement to accommodate then recent changes in the tax law; and

     WHEREAS, the 1991 Agreement provides that it may be amended only by written agreement of UPC and Overnite Holding; and

     WHEREAS, in connection with the initial public offering of Overnite

Corporation (the "IPO"), Overnite Holding will become a wholly-owned subsidiary of Overnite Corporation; and

     WHEREAS, UPC, Overnite Corporation, Overnite Holding, and Overnite desire to amend and restate the 1991 Agreement to reflect the IPO and for other reasons;

     NOW, THEREFORE, the parties hereto, intending to be legally bound, agree that the 1991 Agreement is amended and restated in full as follows:

                                   ARTICLE I
                                   ---------

                       DEFINITIONS AND OTHER PROVISIONS
                       --------------------------------

     1.1  Overnite Consolidated Group. For all periods through the date that
          ---------------------------
Overnite Holding becomes a wholly-owned subsidiary of Overnite Corporation, the term "Overnite Consolidated Group" means Overnite Holding and the other corporations and the passthrough entities included in that term as defined in the 1991 Agreement. For all periods thereafter, the term "Overnite Consolidated Group" means Overnite Corporation and all other corporations that are members of the affiliated group of corporations (within the meaning of section 1504 of the Code) of which Overnite Corporation is the common parent, together with any passthrough entities (including single member partnerships and limited liability companies) in which Overnite Corporation or any member of such affiliated group is a member, and any other corporations which may become members of such affiliated group or were members of such affiliated group in the past and any

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passthrough entities in which Overnite Corporation or any member of such affiliated group may become or was a member.

     1.2  UPC Consolidated Group. UPC is the common parent of an affiliated
          ----------------------
group of corporations which, excluding members of the Overnite Consolidated Group, is referred to herein as the "UPC Consolidated Group".

     1.3  Combined Consolidated Group. The group of corporations composed of the
          ---------------------------
Overnite Consolidated Group and the UPC Consolidated Group is referred to herein as the "Combined Consolidated Group".

     1.4  Code. The Internal Revenue Code of 1986, as amended (including the
          ----
corresponding provisions of any subsequent federal tax laws) is referred to herein as the "Code". All references to provisions of the Code shall include any temporary or final Treasury Regulations thereunder.

     1.5  Environmental Tax. The environmental tax imposed under section 59A of
          -----------------
the Code is referred to herein as the "Environmental Tax".

     1.6  Federal Income Tax. Except as the context otherwise requires, the term
          ------------------
"Federal Income Tax" as used in this Agreement refers to the taxes imposed under sections 1, 11, 47, 55, 531, and 1201 of the Code.

     1.7  Item. The term "Item" of a party means any tax attribute, item of
          ----
income, loss, deduction, preference, or credit attributable to the assets or activities of that party.

     1.8  Minimizing Tax Liabilities. Except as the context otherwise requires,
          --------------------------
to "Minimize" or "Minimizing" the tax liabilities of a consolidated group shall mean minimizing the present value of the aggregate liabilities of such group (including all of its members) for such tax or taxes in all periods discounted at a rate of ten percent (10%) per annum, determined under all the facts and circumstances known (or reasonably anticipated) at the date such minimization is being tested and taking into account the anticipated out-of-pocket costs of resolving administrative disputes and litigation with the taxing authorities and the likelihood of prevailing.

     1.9  Miscellaneous Taxes. All taxes other than consolidated Federal Income
          -------------------
Tax, the Environmental Tax, or Unitary Income Taxes (including but not limited to all federal excise taxes; windfall profits taxes; value added taxes; nonunitary state income taxes; nonunitary state franchise taxes; nonunitary local taxes; real property taxes; personal property taxes; severance taxes; single business taxes; gross receipts taxes; state or local sales, use, or excise taxes; employment and payroll taxes and premiums; and all foreign (federal, local, or provincial) taxes) are referred to herein as "Miscellaneous Taxes".

     1.10 Party. The term "Party" means either UPC on the one hand or  Overnite
          -----
Corporation, Overnite Holding, and Overnite on the other hand together or individually as the context requires; and the term "Parties" means both UPC on the one hand and Overnite Corporation, Overnite Holding, and Overnite on the other hand.

     1.11 Taxes. Except as the context otherwise requires, the terms "tax" or
          -----
"tax liability" or "tax benefit" as used in this Agreement include any penalties, additions to tax, and interest associated with any such tax and, when used by itself, the term "tax liability" includes both tax liabilities and tax benefits.

     1.12 Timing Item; Turnaround. The term "Timing Item" refers to an Item
          -----------------------
where any change in the period or periods over which the Item is includible in or deductible from taxable income or creditable against tax will result in an offsetting adjustment

("Turnaround") that may be realized in another period or periods.

     1.13 Unitary Income Tax. State or local taxing jurisdictions' consolidated
          ------------------
income taxes; unitary or combined reporting income taxes; or consolidated, unitary, or combined reporting franchise taxes are referred to herein as "Unitary Income Tax".

          (a) Unitary Group. All members of the Combined Consolidated Group or
              -------------
portions of such members and all other entities contained in a collective business unit identified by a state or local taxing jurisdiction as the basis for its Unitary Income Tax assessment and for which a Unitary Income Tax return is filed or due, are referred to herein as a "Unitary Group".

          (b) Nexus. A presence of property (owned or rented), payroll,
              -----
employment of individuals, sales, or other factors which cause a Division's activities to be subject to Unitary Income Tax in a particular taxing jurisdiction is referred to herein as a "Nexus".

     1.14 UPC Division; Division. Each grouping of members of the Combined
          ----------------------
Consolidated Group (and portions thereof), excluding the Overnite Consolidated Group, whose financial results are or have been reported separately on the consolidated uniform financial reports prepared by the UPC Corporate Accounting Department is referred to herein as a "UPC Division". (For example, as of January 1, 1991, there were seven Divisions: Corporate, Overnite, Railroad, Realty, Resources, Technologies, and USPCI.) A UPC Division or the Overnite Consolidated Group is referred to herein as a "Division".

     1.15 Actual Loss. The term "Actual Loss" as used in this Agreement shall be
          -----------
the net amount of all taxes actually incurred by a party as a result of an action (or failure to act) by another party with respect to matters described in this Agreement, taking into account the anticipated out-of-pocket costs of resolving administrative disputes and litigation with the taxing authorities over the action or failure to act and the likelihood of prevailing (based on the assumption that the taxing authorities would challenge the desired tax treatment). Such tax resulting from such action (or failure to act) shall be calculated using the allocated Federal Income Tax, Environmental Tax, or Unitary Income Tax liability for the appropriate tax jurisdiction, net of the present value of reasonably anticipated related future offsetting tax benefits (based upon the tax law in effect at the time of computation) discounted at a rate of ten percent (10%) per annum.

     1.16 1991 Agreement. Determinations under this Agreement made prior to its
          --------------
amendment and restatement as of the date first set forth above shall remain unchanged.

                                  ARTICLE II

                            FILING OF CONSOLIDATED
                             RETURNS AND ELECTIONS
                             ---------------------

     2.1  Consolidated Return. For all periods through the date that Overnite
          -------------------
Holding becomes a wholly-owned subsidiary of Overnite Corporation, UPC shall, to the extent permitted by law, include the Overnite Consolidated Group in the consolidated Federal Income Tax and Environmental Tax returns and the Unitary Income Tax returns which UPC files for the Combined Consolidated Group. UPC shall have the right to obtain extensions of time to file these returns as it deems necessary. These returns shall be prepared by UPC and Overnite Corporation and shall be filed in a timely manner. Overnite Corporation shall have responsibility and control with respect to determining tax return positions for Overnite Corporation Items in such returns, provided this is consistent with lawfully Minimizing the aggregate Federal Income Tax, Environmental Tax, and

Unitary Income Tax liabilities of the Combined Consolidated Group.

     2.2  Filing Information.
          ------------------

     (a) Unless an extension is agreed to by UPC, Overnite Corporation shall supply UPC with completed consolidated Federal Income Tax and Environmental Tax returns for the Overnite Consolidated Group and the data and information necessary to prepare the Unitary Income Tax returns to be filed by UPC under this Agreement for the prior calendar year, with appropriate components of the information necessary for the preparation of such returns, all to be provided pursuant to reasonable timetables and instructions from UPC.

     (b) UPC shall provide Overnite Corporation with a copy of the prior year's UPC Consolidated Form 1120, separate Form 1120 pro forma return for the Overnite Consolidated Group, Unitary Income Tax returns, and any appropriate detail or supporting schedules for any period in which such returns include items of the Overnite Consolidated Group as soon as practicable after filing thereof.

     2.3  Elections. The members of the UPC and Overnite Consolidated Groups
          ---------
shall execute and file elections pursuant to section 338(h)(10) of the Code (and corresponding state elections) with respect to Overnite Corporation's purchase of Overnite Holding and Overnite Holding's deemed purchase of Overnite; and shall execute and file any and all other consents, elections, or other similar documents and shall maintain in effect previously filed elections, consents, or other similar documents necessary or appropriate to effect the filing of the consolidated Federal Income Tax and Unitary Income Tax returns for the Combined Consolidated Group for all periods in a manner which lawfully Minimizes the aggregate Federal Income Tax, Environmental

Tax, and Unitary Income Taxes for the Combined Consolidated Group.

                                  ARTICLE III

                                TAX ALLOCATIONS


     3.1  Consolidated Federal Income Tax; Environmental Tax.
          ---------------------------------------------------

     (a) The Overnite Consolidated Group's share of consolidated Federal Income Tax and Environmental Tax liabilities for the tax periods beginning on or after January 1, 1991, shall be allocated in accordance with subsections (b) and (c) hereof.

     (b) The Overnite Consolidated Group's Federal Income Tax liability, or tax benefit in the event of a loss, shall be determined jointly by UPC and Overnite Corporation based upon separate Items of the Overnite Consolidated Group to the extent such Items were included in the Combined Consolidated Group's tax returns as filed or finally adjusted and resulted in either a marginal tax cost or benefit to the Combined Consolidated Group. In general, the Federal Income Tax cost or benefit to be allocated to the Overnite Consolidated Group shall be equal to the difference between the Federal Income Tax actually payable by the Combined Consolidated Group for a period and the amount of Federal Income Tax which would have been payable by the Combined Consolidated Group for such period if the Overnite Consolidated Group Items for such period had not been included in the Combined Consolidated Group's tax returns for such period, provided that the allocation principles enumerated in Appendix I to this Agreement shall control to the extent such principles are inconsistent with the foregoing. Except as otherwise specifically provided in this Agreement, for all periods when UPC owns directly or indirectly 100% of the outstanding stock of Overnite Holding or

Overnite, the computation of the Overnite Consolidated Group's Federal Income Tax liability or tax benefit shall not reflect any limitations it would have suffered or benefits it would have realized if it had filed its return on a stand-alone basis, but rather shall reflect its allocation of Federal Income Tax costs or benefits actually realized, either as originally reported or adjusted upon audit, amended return, or ultimate settlement, or otherwise realized by the Combined Consolidated Group for any period.

     (c) The Overnite Consolidated Group's Environmental Tax liability shall be determined jointly by UPC and Overnite Corporation and shall be equal to the amount of Environmental Tax which would be owed by the Overnite Consolidated Group on a stand-alone basis.

     (d) Notwithstanding the foregoing, all items of income, gain, loss, or deduction attributable to UPC's sale of the stock of Overnite Holding to Overnite Corporation after the IPO pursuant to that certain Stock Purchase and Indemnification Agreement between the Parties (the "Purchase Agreement"), and the deemed sales of Overnite Holding's assets and Overnite's assets pursuant to elections under Section 338(h)(10) of the Code shall be allocated to the UPC Consolidated Group, except as set forth in the next following sentence. Any item of income or gain attributable to pre-IPO contingent liabilities of the Overnite Consolidated Group which become payable or are otherwise accrued at or after the IPO and result in additional amounts realized under Section 338 of the Code shall be allocated to the Overnite Consolidated Group except to the extent the UPC Consolidated Group receives the benefit of corresponding and offsetting deductions.

     3.2  Unitary Income Taxes.
          --------------------

     (a) The Overnite Consolidated Group's share of Unitary Income Tax liabilities for the tax periods beginning on or after January 1, 1991, shall be allocated in accordance with subsections (b) and (c) hereof.

     (b) The total Unitary Income Tax liability due to a taxing jurisdiction where members of the Overnite Consolidated Group are included in a Unitary Group with members of the UPC Consolidated Group shall be determined jointly by UPC and Overnite Corporation and then allocated to the constituent Divisions in such Unitary Group in accordance with the allocation principles enumerated in Appendix II to this Agreement. Nexus both for purposes of the determination of the Unitary Income Tax Liability in a particular jurisdiction and for purposes of the allocation of such liability to constituent Divisions in the Unitary Group shall be determined jointly by UPC and Overnite Corporation. Should a particular taxing jurisdiction subsequently determine Nexus differently from a determination previously used, the Unitary Income Tax liability shall be governed by such taxing jurisdiction's sustained or agreed upon final determination, and any additional Unitary Income Tax liabilities arising therefrom shall be allocated among the constituent Divisions in the Unitary Group in accordance with the allocation principles enumerated in Appendix II to this Agreement.

     (c) Notwithstanding the foregoing, all items of unitary income, gain, loss, or deduction attributable to UPC's sale of the stock of Overnite Holding to Overnite Corporation after the IPO pursuant to the Purchase Agreement, and the deemed sales of Overnite Holding's assets and Overnite's assets pursuant to elections under Section 338(h)(10) of the Code (or the corresponding provisions of state or local law) shall be allocated to the UPC Consolidated Group, except as set forth in the next following sentence. Any item of income or gain attributable to pre-IPO contingent liabilities of the Overnite Consolidated Group which become payable or are otherwise accrued at or after the IPO and result in additional amounts realized under Section 338 of the Code (or the corresponding provisions of state or local law) shall be allocated to the Overnite Consolidated Group except to the extent the UPC Consolidated Group receives the benefit of corresponding and offsetting deductions.

     3.3 Miscellaneous Taxes. All liabilities for Miscellaneous Taxes shall
         -------------------
remain the sole responsibility of the particular entity which incurred or whose predecessor incurred the liability or whose activities (or predecessors' activities) resulted in the liability, provided, however, that the IPO and related transactions (including elections under Section 338(h)(10) of the Code or the corresponding provisions of state or local law) shall not be considered an activity of UPC for purposes of determining responsibility for Miscellaneous Taxes. Likewise, any additional Miscellaneous Taxes imposed, or refunds received, as a result of audits, claims, amended returns, or any other reason shall be the sole property or liability of the entity which incurred the liability (or its successor) or is entitled to the refund or claim by operation of law or under the terms of this Agreement.

                                  ARTICLE IV
                                  ----------

                         TAX PAYMENTS AND SETTLEMENTS
                         ----------------------------

     4.1  Estimated and Current Taxes.
          ---------------------------

     (a) Overnite Corporation shall provide to UPC the separate tax data necessary to determine the Overnite Consolidated Group's share of estimated Federal Income Tax,

Environmental Tax, and Unitary Income Tax ("Estimated Tax Payment") on such schedule as is prescribed by UPC so that Estimated Tax Payments can be computed and allocated in a timely fashion. On or before the due date for each Estimated Tax Payment, UPC shall provide to Overnite Corporation a statement of the Overnite Consolidated Group's allocable share of the Estimated Tax Payment to be made. On or before such due date, Overnite Corporation shall pay to UPC the amount of the Estimated Tax Payment identified in such statement.

     (b) Overnite Corporation shall provide to UPC the separate tax data necessary to determine the share of the prior-year consolidated Federal Income Tax, Environmental Tax, and Unitary Income Tax liability allocable to members of the Overnite Consolidated Group. Within 60 days of filing the tax returns, UPC shall provide to Overnite Corporation a final statement of the Overnite Consolidated Group's share of the actual prior-year consolidated Federal Income Tax, Environmental Tax, and Unitary Income Tax liability. If the amount of the Overnite Consolidated Group's prior-year tax liabilities exceeds the prior-year Estimated Tax Payments previously remitted by members of the Overnite Consolidated Group, Overnite Corporation shall pay to UPC the amount of such excess. If the amount of the Overnite Consolidated Group's prior-year tax liabilities is less than the prior-year Estimated Tax Payments previously remitted by members of the Overnite Consolidated Group, UPC shall pay to Overnite Corporation the amount of such difference. All such calculations shall be made in accordance with Article III of this Agreement.

     4.2  Future Settlements. UPC shall give Overnite Corporation reasonable
          ------------------
advance notice when any tax payment in connection with audit assessments, refund claims, or amended returns is due from, or payable to, Overnite Corporation under this Agreement. Overnite Corporation shall pay to UPC an amount equal to the tax liabilities attributable to including the Overnite Consolidated Group in the Combined Consolidated Group to the extent such tax liabilities were not reflected in payments previously made by the members of the Overnite Consolidated Group. UPC shall pay to Overnite Corporation an amount equal to the tax benefits attributable to including the Overnite Consolidated Group in the Combined Consolidated Group, to the extent that such tax benefits were not previously paid to (or reflected in payments by) members of the Overnite Consolidated Group. To the extent that all Items attributable to members of the Overnite Consolidated Group for a tax period are finally settled or resolved but a final settlement or resolution has not been reached with the taxing authority because Items not attributable to members of the Overnite Consolidated Group have not been settled or resolved, UPC shall pay Overnite Corporation its share of such tax benefits, or Overnite Corporation shall pay UPC the Overnite Consolidated Group's share of such tax liabilities, after the final settlement or resolution of all such Items attributable to members of the Overnite Consolidated Group. All such calculations shall be made in accordance with
Article III of this Agreement.

     4.3  Payments/Refunds.  Payments under this Agreement shall be made not
          ----------------
later than 11:00 a.m. (New York City time) on the day when due in U.S. dollars by wire transfer of immediately available funds to the account designated for that purpose by UPC or Overnite Corporation. Unless a different time is specified for payment hereunder, such payments shall be due fifteen days after appropriate notice is given that such payment is due. Whenever such payments shall be stated to be due on a day other than a day on which banks are not required or authorized to close in New York City (a "Business Day"), such payment shall be made on the next succeeding Business Day. If an amount due hereunder shall not have been paid when due, such amount shall bear interest from the date such payment is due, to but excluding the date of payment of such amount, at a rate per annum equal to ten percent (10%). Interest shall be calculated on the basis of a year of 365 or 366 days for the actual number of days elapsed and compounded quarterly.

     4.4  Billing Disputes with Taxing Authorities. Where a taxing authority has
          ----------------------------------------
made or makes assessments, abatements, credits, refunds, or similar items or posts payments, assessments, abatements, credits, refunds, or similar items on or against one Party's tax account which are properly attributable hereunder to the other Party's activities, the Parties shall cooperate with each other and work together to resolve the billing discrepancies with the appropriate taxing authority. Where the billing discrepancies cannot be resolved with the appropriate taxing authority, the Parties shall make each other whole as if the taxing authority had correctly posted the accounts of the Parties.

                                   ARTICLE V
                                   ---------

                    AUDITS, AMENDED RETURNS, AND LITIGATION
                    ---------------------------------------

     5.1  Conduct of Audits; Amended Returns.
          ----------------------------------

     (a) UPC shall have responsibility and control with respect to the conduct of audit examinations, extending the statute of limitations and choice of forum in connection with audit examinations, and the filing of administrative refund claims or amended returns for the Combined Consolidated Group and any member thereof (and for any passthrough entity in which a member of the Combined Consolidated Group has an interest) for consolidated Federal Income Tax, Environmental Tax, and Unitary Income Tax liabilities for all periods beginning before the IPO. UPC shall exercise such responsibility and control in a manner which lawfully Minimizes the tax liabilities of the Combined Consolidated Group. UPC shall not exercise such responsibility and control to jeopardize tax positions, elections, or other items of the Overnite Consolidated Group, provided this is consistent with lawfully Minimizing the tax liabilities of the Combined Consolidated Group.

     (b) The Parties shall cause all members of the Combined Consolidated Group, and any passthrough entities in which a member has an interest, fully to cooperate with each other during the course of any audit. UPC shall keep Overnite Corporation advised of, and shall honor all reasonable requests by Overnite Corporation to be involved in, the preparation of such claims and amended returns and the audit process to the extent Overnite Consolidated Group Items or issues are involved.

     (c) If Overnite Corporation shall determine that it is desirable for UPC, Overnite Corporation, or a member of the Overnite Consolidated Group to file a non-routine claim for refund or amended return with respect to any taxable period beginning before the IPO, Overnite Corporation shall prepare and submit such proposed claim to UPC, together with a reasoned legal analysis of the merits of the proposed claim and a statement setting forth when the statute of limitations on filing such claim will expire, in sufficient time for UPC to consider and act on such proposed claim.

     (d) Overnite Corporation may request that UPC not contest, or discontinue the contest of, a consolidated Federal Income Tax, Environmental Tax, or Unitary Income Tax issue relating to an Item of the Overnite Consolidated Group or its members. UPC shall comply with such request only if it determines, in its sole and absolute discretion, that doing so would have no adverse effect upon the UPC Consolidated Group.

     5.2  Protest; Litigation. If the consolidated Federal Income Tax,
          -------------------
Environmental Tax, or Unitary Income Tax liability of the Combined Consolidated Group (or any member thereof) or any other matter involving the Internal Revenue Service with respect to any taxable period beginning before the IPO becomes or has the potential to become the subject of litigation in any court or subject to protest or any other administrative proceeding (including but not limited to requests for rulings or technical advice memoranda), the decision to institute the litigation or proceeding, the choice of forum, and the overall conduct of the litigation or proceeding shall be the responsibility of, and shall be controlled by, UPC. Such responsibility and control shall be exercised in a manner which lawfully Minimizes the tax liabilities of the Combined Consolidated Group. The Parties shall cause all members of the Combined Consolidated Group, and any passthrough entities in which a member has an interest, fully to cooperate with each other during the course of the litigation or proceeding. UPC shall keep Overnite Corporation advised of, and shall honor all reasonable requests by Overnite Corporation to be involved in, all litigation or proceedings to the extent that Overnite Consolidated Group Items or issues are involved.

     5.3  Opinion Procedure.
          -----------------

     (a) UPC shall hold Overnite Corporation harmless in the manner provided in

Section 5.3(e) of this Agreement if

          (i) without Overnite Corporation's consent, UPC adjusts, compromises, or settles (or directs Overnite Corporation to adjust, compromise, or settle) a consolidated Federal Income Tax, Environmental Tax, or Unitary Income Tax issue relating to an Item of the Overnite Consolidated Group or its members;

          (ii) UPC fails to file (or directs Overnite Corporation not to file) a claim for refund or amended return submitted to UPC pursuant to Section 5.1(d) of this Agreement; or

          (iii) over Overnite Corporation's written objection UPC takes (or directs Overnite Corporation to take) a consolidated Federal Income Tax, Environmental Tax, or Unitary Income Tax return position relating to an Item of the Overnite Consolidated Group or its members, provided (x) with respect to clause (i) above a legal opinion is obtained that the adjustment, compromise, or settlement does not reasonably reflect both the likelihood of prevailing if the issue were fully and fairly litigated to a final determination and the anticipated costs of resolving administrative disputes and litigation with the taxing authorities, or (y) with respect to clauses (ii) and
(iii) above a legal opinion is obtained that Overnite Corporation's tax position on the issue is more likely than not to prevail and to Minimize Tax Liabilities, using the procedure (in the case of either (x) or (y) above) set forth in
Section 5.3(b) of this Agreement. This Section 5.3 shall not apply to an adjustment, compromise, settlement, or return position which is preliminary to commencing a refund claim or litigation in which such issue will be contested.
Article VIII of this Agreement shall not apply to any issue as to which a Party invokes this opinion procedure.

     (b) If the Parties cannot agree within a reasonable time whether a return position should be taken, or whether UPC should adjust, compromise, or settle an Overnite Consolidated Group Item or file a claim for refund or amended return, either Party can invoke the following opinion procedure as to such issue by giving notice to the other. Within thirty (30) days of either Party's notice, the Parties shall agree upon and simultaneously notify an outside law firm which has recognized expertise in the field of taxation. Within thirty (30) days of such notice to the law firm, the Parties shall supply to the law firm all written support and supplementary documents which each Party deems necessary to support its contention that the proposed adjustment, compromise, or settlement does (or does not) reasonably reflect the likelihood of prevailing or that its tax position on the issue under Section 5.3(a)(ii) or (iii) above is (or is not) more likely than not to prevail. Either Party may discuss the issues with the law firm prior to its decision, provided the other Party is given the opportunity to be present. Within sixty (60) days of such notice to the law firm,

          (i) with respect to an adjustment, compromise, or settlement described in clause (i) of Section 5.3(a), the law firm shall deliver to both Parties either (x) the law firm's reasoned opinion that such adjustment, compromise, or settlement reasonably reflects both the likelihood of prevailing on the issue if the issue were fully and fairly litigated to a final determination and the anticipated costs of resolving administrative disputes and litigation with the taxing authorities, or (y) if such adjustment, compromise, or settlement is not such a reflection, the law firm's reasoned opinion as to the likelihood (expressed as a percentage) of prevailing on the issue if fully and fairly litigated to a final determination and the law firm's good faith estimate of the anticipated costs (expressed in dollars) of resolving administrative disputes and litigation with the taxing authorities; or

          (ii) with respect to a claim for refund, amended return, or return position described in clauses (ii) or (iii) of Section 5.3(a), the law firm shall either (x) deliver its reasoned opinion to both Parties that, if the issue were fully and fairly litigated to a final determination, Overnite Corporation's tax position on the issue more likely than not would prevail, or (y) notify the Parties that the law firm cannot so opine. In the case of
     (x) above, the law firm shall also render its reasoned opinion as to the likelihood (expressed as a percentage) of prevailing on the issue if fully and fairly litigated to a final determination and the law firm's good faith estimate of the anticipated costs (expressed in dollars) of resolving administrative disputes and litigation with the taxing authorities. If in the opinion of the law firm an expedited decision is necessary or advisable to protect either Party's rights, the law firm shall accelerate the dates for submissions and decision so as to protect the rights of the Parties. If the Parties so agree, inside tax counsel may be utilized instead of an outside law firm without affecting the remainder of this opinion procedure.

     (c) The Party whose position does not prevail under Section 5.3(b) shall pay the fees and costs of the outside law firm used for the opinion procedure, notwithstanding any contrary provision of this Agreement.

     (d) The determination made by the law firm (or inside tax counsel, as the case may be) under Section 5.3(b) shall be conclusive and binding on the Parties and shall not be subject to appeal, except in the case of manifest mathematical error.

     (e) To the extent that the opinion procedure of this Section 5.3 is invoked as to an Item (including but not limited to a Timing Item) and Overnite Corporation prevails but Overnite Corporation's position with respect to the
Item is not adopted or implemented by UPC, the following reclassifications and treatments shall occur for all purposes of this Agreement, including but not limited to allocating tax costs or benefits related to such Item between the Parties under Article III:

          (i) Overnite Corporation shall not be allocated the amount of any tax cost attributable to failure to adopt or implement Overnite Corporation's position with respect to the Item; and

          (ii) the benefit of the Turnaround of a Timing Item that is subject to the opinion procedure shall be reclassified and specially treated as a UPC Consolidated Group Item.

In the application of this Section 5.3(e), the principles contained in the definition of the term Actual Loss shall apply.

     (f) At any time, the Parties may (by written agreement) waive any portion or all of this opinion procedure and reclassify or reallocate any Items as to which a dispute arises within the contemplation of Section 5.3(b).

     5.4  Adjustments. UPC and Overnite Corporation shall settle payments or
          -----------
reimbursements of the portion of consolidated Federal Income Tax, Environmental Tax, and Unitary Income Tax deficiencies or refunds relating to the Overnite Consolidated Group resulting from audits of or the filing of applications for refunds or amended returns for all periods calculated in accordance with Section
4.2 of this Agreement.

                                  ARTICLE VI
                                  ----------

                            COOPERATION ON RECORDS
                            ----------------------

     6.1 Furnish Books and Records. The Parties shall furnish or cause to be
         -------------------------
furnished to each other upon request, as promptly as practicable, such information (including access to books, work papers, and other records) and assistance as are reasonably necessary for the filing of any return, for the preparation for or conduct of any audit, and for the prosecution or defense of any claim, suit, or proceeding relating to any proposed tax adjustment. The Parties shall cooperate with each other in the conduct of any audit or other similar proceedings and each shall execute and deliver (or cause to be executed and delivered) such documents (including but not limited to powers of attorney, returns, elections, and consents) as are necessary to carry out the intent of this Agreement. Overnite Corporation shall indemnify UPC for any Actual Loss suffered by the UPC Consolidated Group due to any failure of Overnite Corporation to comply with requests by UPC for the execution or delivery of documents or for information held by Overnite Corporation. UPC shall indemnify Overnite Corporation for any Actual Loss suffered by Overnite Corporation due to any failure of UPC to comply with requests by Overnite Corporation for the execution or delivery of documents or for information held by UPC.

     6.2  Notice of Audits. Each Party shall promptly give notice to the other
          ----------------
of any examination, audit, inquiry, litigation, or proposed or actual assessment by a federal, state, or local taxing authority covering any potential tax liability where one Party may have a right to demand payment for such tax from, or be indemnified by, the other Party.

     6.3  Record Retention. The UPC and Overnite Consolidated Groups shall
          ----------------
comply with the record retention provisions of the Code, as interpreted by Treasury Regulations and relevant administrative rulings of the Internal Revenue Service. Neither the UPC nor the Overnite Consolidated Groups shall destroy, or permit the destruction of, any records that may relate to any tax liability or other payment of the Combined Consolidated Group without the other's written consent. If any such records are willfully or negligently destroyed or permitted to be destroyed after the date of this Agreement without such consent, the Party destroying or permitting the destruction of such records shall indemnify the other Party for any Actual Loss suffered by the other Party due to inability to produce the records.

     6.4  Cost of Producing Records. Each Party shall bear all of its own costs
          -------------------------
reasonably incurred in connection with producing any records for the other Party under this Agreement.

                                  ARTICLE VII
                                  -----------

                               INDEMNIFICATIONS
                               ----------------

     7.1  Federal Income, Environmental, and Unitary Income Taxes. Overnite
          -------------------------------------------------------
Corporation, Overnite Holding, and Overnite jointly and severally indemnify and hold the UPC Consolidated Group harmless from the share of consolidated Federal Income Tax, Environmental Tax, and Unitary Income Taxes allocable to the Overnite Consolidated Group for all periods, as determined under Article III hereof. UPC indemnifies and holds Overnite Corporation, Overnite Holding, and Overnite harmless from the share of consolidated Federal Income Tax, Environmental Tax, and Unitary Income Taxes allocable to the UPC Consolidated Group for all periods, as determined under
Article III hereof or under the provisions of the 1991 Agreement.

     7.2  Miscellaneous Taxes. Overnite Corporation, Overnite Holding, and
          -------------------
Overnite jointly and severally indemnify and hold the UPC Consolidated Group harmless from the Miscellaneous Taxes of the Overnite Consolidated Group for all periods, as determined under Section 3.3 hereof. UPC indemnifies and holds Overnite Corporation, Overnite Holding, and Overnite harmless from the Miscellaneous Taxes of the UPC Consolidated Group for all periods, as determined under Section 3.3 hereof.

                                 ARTICLE VIII
                                 ------------

                                   DISPUTES
                                   --------

     8.1  Accounting Firm. If the Parties are unable to agree on the amount
          ---------------
which is allocable or due to one Party from the other under this Agreement, or on whether an action or failure to act has the effect of Minimizing taxes, then either Party may invoke this procedure by giving notice to the other. Upon receipt of such notice, the Parties shall select and notify a single public accounting firm to resolve the dispute. If the Parties cannot agree on a single firm within ten (10) days, they shall each select a nationally recognized public accounting firm, which may include the public accounting firm which regularly opines on either Party's financial statements ("Auditor"). Those two firms shall jointly select and notify, within ten (10) days, a third independent nationally recognized public accounting firm, which shall not be the Auditor of either Party, to resolve the dispute. This Article VIII shall not apply to any issue as to which a Party has invoked the opinion procedure of Section 5.3 hereof.

     8.2  Resolution of Dispute. The chosen public accounting firm (the
          ---------------------
"Arbitrator") shall be provided with written arguments by each Party and all supporting documents which each Party deems necessary within thirty (30) days of selection of the Arbitrator. Each Party shall provide the other Party with copies of all written arguments, documents, and correspondence submitted to the Arbitrator. Either Party may discuss the issues with the Arbitrator provided the other Party is given the opportunity to be present. Within sixty (60) days of selection of the Arbitrator, the Arbitrator may request each Party to respond to the written arguments provided by the other Party. The Arbitrator may also set a date, time, and place for oral arguments. Within sixty (60) days of any oral arguments or the last written arguments, whichever is later, the arbitrator shall notify the Parties of its decision. If in the opinion of the Arbitrator an expedited decision is necessary to protect either Party's rights, the Arbitrator shall accelerate the dates for submissions, arguments, and decision so as to protect the rights of the Parties.

     8.3  Binding Resolution. The determination made by the Arbitrator under
          ------------------
Section 8.2 hereof shall be conclusive and binding upon the Parties and shall not be subject to appeal, except in the case of manifest mathematical error.

     8.4  Costs of Dispute Resolution. The Parties shall share equally in all
          ---------------------------
fees and costs of the Arbitrator.

                                  ARTICLE IX
                                  ----------

                                 MISCELLANEOUS
                                 -------------

     9.1  Sharing of Information. Each Party shall provide the other Party with
          ----------------------
all relevant tax accounting information and portions of returns, elections, amended returns, claims for refund, consents, and extensions of the statute of limitations which each files on behalf of the Combined Consolidated Group (or any members thereof) for any periods which are reasonably requested.

     9.2  Confidentiality. The Parties agree that, except as otherwise expressly
          ---------------
agreed in writing, any information furnished to the other Party pursuant to this Agreement is confidential. Except to the extent required for the proper filing of returns or resolving a dispute, audit, or litigation, the Parties covenant not to disclose, and not to permit disclosure of, such information to persons other than their own auditors or tax advisors.

     9.3  Successors. This Agreement is being entered into by the Parties on
          ----------
behalf of themselves and each member of the UPC Consolidated Group and the Overnite Consolidated Group, respectively. This Agreement shall bind each member of the UPC Consolidated Group and the Overnite Consolidated Group, and shall continue to bind each such member whether or not it remains affiliated with UPC or Overnite Corporation, as the case may be, and shall be deemed to have been readopted and affirmed on behalf of any corporation which, subsequent to the date hereof, becomes a member of the UPC Consolidated Group or the Overnite Consolidated Group. UPC and Overnite Corporation shall, upon the written request of the other, cause any of their respective subsidiaries formally to ratify and execute this Agreement. This Agreement shall be binding upon and inure to the benefit of any successor to the Parties (by merger, consolidation, liquidation, acquisition of assets, or otherwise) to the same extent as if the successor had been an original party to this Agreement.

     9.4  Governing Law. This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of New York, without regard to the conflict-of-laws principles thereof.

     9.5  Headings. The table of contents and headings in this Agreement are for
          --------
convenience only and shall not be deemed for any purpose to constitute a part of or to affect the interpretation of this Agreement.

     9.6  Notices. Except as otherwise specifically provided in this Agreement
          -------
or agreed to in writing by UPC and Overnite Corporation, all notices, claims, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given either (i) when transmitted by telecopy or electronic mail, receipt of which is acknowledged by telecopy or electronic mail, provided a confirming copy is simultaneously mailed (registered or certified mail, postage prepaid, return receipt requested) or (ii) three days after being mailed (registered or certified mail, postage prepaid, return receipt requested), addressed as follows:

(a)  If to UPC:                     Assistant Vice President-Taxes
                                    Union Pacific Railroad Company
                                    1416 Dodge Street
                                    Omaha, NE  68179
                                    Telecopier No: (402) 271-5972

(b)  If to Overnite Corporation:    Executive Director-Tax
                                    Overnite Corporation
                                    1000 Semmes Avenue

                                    Richmond, VA  23224-2246
                                    Telecopier No.: (804)-231-8500

or to such other person or address as the party to whom the communication is to be given may have most recently furnished by notice to the other party.

     9.7  Services. Overnite Corporation shall reimburse UPC for all services
          --------
rendered by UPC to Overnite Corporation in connection with this Agreement. For purposes of this Section 9.7, services shall include, but not be limited to, legal and accounting services and the services of consultants and expert witnesses.

     Charges for services performed by a third party shall be equal to the final invoiced costs charged by such third party to UPC to perform those services. For all other services, UPC and Overnite Corporation shall negotiate in good faith the fees to be charged by UPC and shall include a reasonable allocation of direct and indirect costs (including but not limited to employee salaries, benefits, and other costs) incurred in connection therewith. Until such fees are negotiated, such fees shall be $______ per hour for attorneys' time and $______ per hour for non-attorneys' time (in each case, prorated for fractions of an hour) until the end of 1998 and shall thereafter be adjusted for increases in the Consumer Price Index.

     UPC shall submit quarterly invoices to Overnite Corporation for the services provided by UPC to Overnite Corporation. Overnite Corporation shall pay such charges in accordance with the provisions of Section 4.3 hereof.

     In addition to the foregoing services, UPC shall render to Overnite Corporation the additional services described in Appendix III of this Agreement during the periods specified therein ("Additional Services") that Overnite Corporation requests (orally or in writing) that UPC provide to it and Overnite Corporation shall reimburse UPC for such Additional Services on the same basis as the foregoing services.

     9.8  Severability. If any provision of this Agreement is held to be
          ------------
unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the Parties to the maximum extent practicable. In any event, all other provisions of this Agreement shall be deemed valid, binding, and enforceable to their full extent.

     9.9  Effective Date; Termination. Except as specifically provided to the
          ---------------------------
contrary in this Agreement, Articles II and III of this Agreement shall apply to all taxable periods beginning on or after January 1, 1991, and Articles IV through IX of this Agreement shall apply to all taxable periods. Unless otherwise agreed in writing by the Parties, this Agreement shall remain in force and be binding so long as the statutory period for assessments or refunds under applicable law remains unexpired for any taxable period of UPC or Overnite Corporation, Overnite Holding, and Overnite during which the Overnite Consolidated Group was included in the Combined Consolidated Group or for any period as to which either Party may have a claim against the other under this Agreement.

     9.10 Counterparts. This Agreement may be executed in any number of
          ------------
counterparts, each of which when so executed shall be deemed an original but all of which shall together constitute but one and the same instrument.

     9.11 Entire Agreement; Termination of Prior Agreements. This Agreement
          -------------------------------------------------
constitutes the entire agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements, written or oral, between or among any member of the UPC Consolidated Group, on the one hand, and any member of the Overnite Consolidated Group, on the other hand, with respect to any taxes. Any such prior agreements are hereby terminated and canceled to the extent not incorporated herein, and any rights or obligations existing thereunder are hereby fully and finally settled without any payment by any party thereto. This Agreement may not be terminated or amended except by written agreement executed by the Parties.

     IN WITNESS WHEREOF, each of the parties to this Agreement, intending to be legally bound, has caused this Agreement to be executed by its duly authorized officer as of the date first above written.

                              UNION PACIFIC CORPORATION

                              By:     ______________________________
                              Title:  ______________________________

                               OVERNITE CORPORATION

                              By:     ______________________________
                              Title:  ______________________________

                               OVERNITE HOLDING, INC.

                              By:     ______________________________
                              Title:  ______________________________


                              OVERNITE TRANSPORTATION COMPANY

                              By:    ______________________________
                              Title: _______________________________

                                  APPENDIX I
                                  ----------

                       ALLOCATION OF FEDERAL INCOME TAX
                           LIABILITIES AND BENEFITS
                      ATTRIBUTABLE TO SPECIFIC TAX ITEMS

Pursuant to Section 3.1 of this Agreement, the Overnite Consolidated Group shall be allocated its pro rata contribution of Federal Income Tax cost or benefit (either as originally filed or as adjusted upon audit, amended return, or ultimate settlement, or otherwise), including interest and penalties, as a result of the Combined Consolidated Group's activities for the applicable periods. In general, the Federal Income Tax cost or benefit to be allocated to the Overnite Consolidated Group shall be equal to the difference between the Federal Income Tax actually payable by the Combined Consolidated Group for a period and the amount of Federal Income Tax which would have been payable by the Combined Consolidated Group for such period if the Overnite Consolidated Group's Items for such period had not been included in the Combined Consolidated Group's tax returns for such period, provided that the allocation principles enumerated below shall control, subject to Section 3.1(d), to the extent such principles are inconsistent with the foregoing:

     a. Net Operating Losses (NOLs). To the extent that the  Overnite
        ---------------------------
Consolidated Group incurs an NOL, it shall be allocated the Federal Income Tax benefit attributable to such loss when such benefit is realized (including carrybacks) by the Combined

Consolidated Group. If the Combined Consolidated Group does not fully utilize the NOLs of all members of the Combined Consolidated Group for any period, the Overnite Consolidated Group shall be allocated its pro rata share of the Combined Consolidated Group's NOL benefit determined by multiplying such benefit by a ratio the numerator of which is the NOL of the Overnite Consolidated Group for such period and the denominator of which is the sum of the numerator and the NOLs of any UPC Divisions which have an NOL for such period. The Overnite Consolidated Group shall be allocated any tax benefit attributable to NOL carryforwards when and to the extent the Combined Consolidated Group realizes such benefit in a subsequent period as determined (on a first-in, first-out basis) by applying the foregoing allocation principles in such subsequent period.

     b. Capital Gains and Losses. To the extent that the Overnite Consolidated
        ------------------------
Group realizes a net capital gain, the tax cost of such Item shall be determined and allocated to the Overnite Consolidated Group at the applicable favorable capital gain rate of tax, if any, for such Item for the period in question. To the extent that the Overnite Consolidated Group realizes a net capital loss, the Overnite Consolidated Group shall be allocated a tax benefit determined at the applicable favorable capital gain rate, if any, but only when and to the extent such net capital loss is fully utilized by the Combined Consolidated Group. To the extent that the Combined Consolidated Group does not fully utilize the net capital loss of the Combined Consolidated Group in any tax period, the net capital loss of the Overnite Consolidated Group (for purposes of determining the tax benefit) shall be limited to a pro rata share of the aggregate net capital gains of the UPC Divisions which have net capital gains for the period, based on a ratio the numerator of which is the net capital loss of the Overnite Consolidated Group for the period and the denominator of which is the sum of the numerator and the net capital losses of the UPC Divisions which have net capital losses for the period. The balance shall be carried forward, and the Overnite Consolidated Group shall be allocated the tax benefit when and to the extent the Combined Consolidated Group realizes such benefit in a subsequent period as determined (on a first-in, first-out basis) by applying the foregoing allocation principles in such subsequent period.

     c. Section 1231 Gains and Losses.
        -----------------------------

     (1) To the extent that the Overnite Consolidated Group realizes a net section 1231 gain (within the meaning of section 1231 of the Code), the tax cost attributable to such Item shall be determined and allocated at the applicable favorable rate of tax, if any, for items of section 1231 gain income for the tax period in question. Where the Overnite Consolidated Group realizes a net section 1231 loss (within the meaning of section 1231 of the Code), but the Combined Consolidated Group for the tax year in question realizes a net section 1231 gain, the tax benefit attributable to the Overnite Consolidated Group's net section 1231 loss shall be determined and allocated at the applicable rate of tax for items of section 1231 gain income for such year. Where the Overnite Consolidated Group realizes a net section 1231 loss and the Combined Consolidated Group also realizes a net section 1231 loss for the tax year in question:

          (i) The Overnite Consolidated Group's net section 1231 loss shall be multiplied by a ratio the numerator of which is the Combined Consolidated Group's net section 1231 loss and the denominator of which is the sum of the net section 1231 losses of the Overnite Consolidated Group and those UPC Divisions realizing net section 1231 losses.

          (ii) The tax benefit attributable to the Overnite Consolidated Group's net section 1231 loss shall be determined and allocated in an amount equal to the sum of (x) the tax benefit of the product determined in clause (i) above, calculated at the applicable rate of tax for items of section 1231 loss for such year, and (y) the tax benefit of the difference between the Overnite Consolidated Group's net section 1231 loss and the product determined in clause
(i) above, calculated at the applicable rate of tax for items of section 1231 gain for such year.

     (2) Notwithstanding the foregoing, to the extent that the Combined Consolidated Group realizes a net section 1231 gain which is subject to the loss recapture rules of section 1231 (c) of the Code, the additional tax associated with the section 1231 loss recapture amount shall be borne by the members of the Combined Consolidated Group which generated such net section 1231 losses during the applicable look-back period. The net section 1231 losses which were generated during the applicable look-back period and are the subject of loss recapture in a post-1984 period shall be accounted for on a first-in, first-out basis for purposes of sourcing the applicable period or periods to which such loss recapture applies. To the extent that the loss recapture amount is sourced from a year during the look-back period in which more than one Division had net section 1231 losses, the Overnite Consolidated Group shall be allocated a pro-rata share of such loss recapture amount determined by multiplying the sourced loss recapture amount of the Combined Consolidated Group for the period in question by a ratio the numerator of which is the Overnite Consolidated Group's net section 1231 loss for the period and the denominator of which is the sum of the numerator and the net section 1231 losses of the

UPC Divisions having net section 1231 losses for such period.

     d. Charitable Contribution Deductions. The  Overnite Consolidated Group
        ----------------------------------
shall be allocated a charitable contribution deduction under section 170 of the Code in an amount equal to the deduction realized by the Combined Consolidated Group multiplied by a ratio the numerator of which is the charitable contributions of the Overnite Consolidated Group and the denominator of which is the sum of the numerator and the charitable contributions of the UPC Consolidated Group for such period. To the extent that the Combined Consolidated Group is limited on the amount of its consolidated charitable contribution deduction in any period, the Overnite Consolidated Group shall be allocated any tax benefit attributable to the excess charitable contributions when and if the Combined Consolidated Group realizes such benefit in a subsequent period as determined (on a first-in, first-out basis) by applying the foregoing allocation principles in such subsequent period.

     e. Dividends-Received Deduction. To the extent that the  Overnite
        ----------------------------
Consolidated Group has received dividends qualifying for a dividends-received deduction under sections 243, 244, or 245 of the Code and the Combined Consolidated Group's dividends-received deduction is not limited, the Overnite Consolidated Group shall be allocated the full allowable deduction (as limited by subsection 246(c) or section 246A of the Code) based on the dividends it so receives. If the Combined Consolidated Group's dividends-received deduction is limited in any tax period pursuant to a provision of the Code other than subsection 246(c) or section 246A, the dividends received deduction allocated to the Overnite Consolidated Group shall be limited to an amount equal to the allowable dividends-received deduction of the Combined Consolidated Group multiplied by a ratio the numerator of which is the sum of qualifying dividends received by the Overnite Consolidated Group and the denominator of which is the sum of the numerator and the qualifying dividends received by the UPC Consolidated Group.

     f. Alternative Minimum Tax (AMT) and Minimum Tax Credit (AMT Credit).
        -----------------------------------------------------------------
     (1) AMT. If the Combined Consolidated Group incurs an AMT liability under
         ---
section 55 of the Code, the Overnite Consolidated Group shall be allocated a pro rata share of the excess of AMT over the regular tax liability (the "AMT Increment") for the Combined Consolidated Group determined by multiplying the Combined Consolidated Group's AMT Increment by a ratio the numerator of which is the Overnite Consolidated Group's AMT Increment computed on a stand-alone basis and the denominator of which is the sum of such numerator and the AMT Increments of each UPC Division (using zero for any UPC Division which would have no AMT Increment) computed on a stand-alone basis.

     (2) AMT Credit. To the extent that the Combined Consolidated Group utilizes
         ----------
an AMT Credit (including an AMT Credit attributable to a Fuel Credit carryover) under section 53 of the Code against its regular tax liability for post-1987 periods, the applicable period to source such AMT Credit shall be determined on a first-in, first-out basis. The Overnite Consolidated Group shall be allocated a pro rata share of such AMT Credit utilized by the Combined Consolidated Group which is attributable to each sourcing period, determined by multiplying such AMT Credit by a ratio the numerator of which is the Overnite Consolidated
Group's AMT Increment (as determined under subsection (1) above)   for the
applicable sourcing period and the denominator of which is the sum of such numerator and the AMT Increment of each UPC Division (as determined under subsection (1) above, increased by any Fuel Credit carryover attributable to that UPC Division) for such applicable sourcing period. Notwithstanding the foregoing, the Overnite Consolidated Group shall not be allocated the benefit from any AMT Credits which are attributable to any period ending prior to January 1, 1998.

     g. Credit for Producing Fuel from a Nonconventional Source (Fuel Credit).
        --------------------------------------------------------------------
To the extent that the Combined Consolidated Group utilizes a Fuel Credit under section 29 of the Code (other than AMT Credit which is attributable to a Fuel Credit carryover, which shall be allocated under paragraph f above), the UPC Consolidated Group shall be allocated all of such credit.

     h. Investment Tax Credit (ITC) and Investment Tax Credit Recapture (ITC
        --------------------------------------------------------------------
Recapture).
----------

     (1 ) ITC.  To the extent that the  Overnite Consolidated Group has
          ---
generated ITC (under former section 38 of the Internal Revenue Code of 1954, as amended) on qualified property, and to the extent that the Combined Consolidated Group is not limited in its utilization of such ITC, whether attributable to the current period or by way of a carryback or carryforward, the Overnite Consolidated Group shall be allocated its full ITC based on its separate qualified property. If the Combined Consolidated Group does not fully utilize its ITC for any period, the Overnite Consolidated Group shall be allocated its pro rata share of the Combined Consolidated Group's ITC benefit for such period determined by multiplying such benefit by a ratio the numerator of which is the ITC generated by the Overnite Consolidated Group for the period and the denominator of which is the sum of the numerator and the ITC generated by all UPC Divisions for the period. The Overnite Consolidated Group shall be allocated any tax benefit attributable to ITC carryovers when and if the Combined Consolidated Group realizes such benefit in a subsequent period as determined (on a first-in, first-out basis) by applying the foregoing allocation principles in such subsequent period.

     (2) ITC Recapture. To the extent that qualified property with respect to
         -------------
which the Overnite Consolidated Group has been allocated an ITC benefit is prematurely disposed of (other than in connection with a deemed sale under the Purchase Agreement pursuant to an election under Section 338(h)(10) of the Code) thereby triggering ITC Recapture under section 47 of the Code, such ITC Recapture shall be fully allocated to the Overnite Consolidated Group in the period in which such disposition occurs.

     i.  Credit for Increasing Research Activities (R&D Credit). To the extent
         ------------------------------------------------------
that the Overnite Consolidated Group has an increase in its qualified research expenses over its base period research expenses (the "Excess R&D Amount") as defined in section 41 of the Code, and to the extent that the Combined Consolidated Group utilizes an R&D Credit for such period, the Overnite Consolidated Group shall be allocated a pro rata share of the R&D Credit utilized by the Combined Consolidated Group, based on a ratio the numerator of which is the Overnite Consolidated Group's Excess R&D Amount computed on a stand-alone basis for the period and the denominator of which is the sum of the numerator and the Excess R&D Amounts of each UPC Division having an Excess R&D Amount computed on a stand-alone basis for the same period.

     j. Targeted Jobs Credit. To the extent that the Combined Consolidated Group
        --------------------
utilizes a targeted jobs credit within the meaning of section 51 of the Code, the Overnite Consolidated Group shall be allocated a pro rata share of such credit determined by multiplying such credit by a ratio the numerator of which is the Overnite Consolidated

Group's allowable targeted jobs credit computed on a stand-alone basis and the denominator of which is the sum of the numerator and the allowable targeted jobs credits of each UPC Division computed on a stand-alone basis.

     k. Credit for Federal Tax on Gasoline and Special Fuels. To the extent that
        ----------------------------------------------------
the Combined Consolidated Group utilizes a credit for federal tax on gasoline and special fuels under section 34 of the Code, such credit shall be allocated to the Division which generated it.

     1. Enhanced Oil Recovery Credit (EOR Credit). To the extent that the
        -----------------------------------------
Combined Consolidated Group generated EOR Credits (within the meaning of section 43 of the Code), whether attributable to the current period or by way of a carryback or carryforward, the UPC Consolidated Group shall be allocated all of such EOR Credit.

     m. Foreign Tax Credits. The  Overnite Consolidated Group shall be allocated
        -------------------
the benefit of any foreign tax credits (under section 27 of the Code) realized by the Combined Consolidated Group which are attributable to foreign taxes paid by members of the Overnite Consolidated Group. If the Combined Consolidated Group's utilization of foreign tax credits is limited in any tax period pursuant to a provision of the Code, the Overnite Consolidated Group shall be allocated a pro rata share of the foreign tax credit in an amount equal to the Combined Consolidated Group's utilized foreign tax credit multiplied by a ratio the numerator of which is the foreign tax credit of the Overnite Consolidated Group for such period and the denominator of which is the sum of the numerator and the foreign tax credits of each UPC Division for such period. The tax benefit of any unused foreign tax credit of the Overnite Consolidated Group shall be allocated when and if the Combined Consolidated Group realizes such benefit in a subsequent period as determined (on a first-in, first-out basis) by applying the foregoing allocation principles in such subsequent period.

     n. Interest on Tax Deficiencies and Refund Claims. To the extent that the
        ----------------------------------------------
allocated tax liability of the Overnite Consolidated Group is increased, or its allocated benefit is reduced, for any period, interest expense at the applicable underpayment rates under section 6621 of the Code (or such higher interest rate as is chargeable by the relevant taxing authority) for the periods in question shall be allocated to the Overnite Consolidated Group. To the extent that the allocated tax liability of the Overnite Consolidated Group is reduced, or its allocated benefit is increased, for any period, interest income at the applicable overpayment rates under section 6621 of the Code (or such lower interest rate as is payable by the relevant taxing authority) for the periods in question shall be allocated to the Overnite Consolidated Group.

     o. Penalties; Additions to Tax. Penalties and additions to tax assessed
        ---------------------------
against the Combined Consolidated Group arising from Items allocated to (or tax deficiencies, tax adjustments, or other matters related to) the Overnite Consolidated Group shall be directly allocated to the Overnite Consolidated Group. If penalties or additions to tax assessed against the Combined Consolidated Group arise from Items allocated to (or tax deficiencies, tax adjustments, or other matters related to) both the UPC Consolidated Group and the Overnite Consolidated Group, the Overnite Consolidated Group shall be allocated the amount of penalties or additions to tax which would have been assessed against the Overnite Consolidated Group on a stand-alone basis. Notwithstanding the foregoing, if the amount of penalties or additions to tax assessed is limited because the Overnite Consolidated Group is included in the Combined Consolidated Group, the

Overnite Consolidated Group shall be allocated a pro rata share of the penalties or additions to tax actually assessed determined by multiplying the amount of such penalties or additions to tax by a ratio, the numerator of which is the amount of penalties or additions to tax which would have been assessed against the Overnite Consolidated Group on a stand-alone basis and the denominator of which is the sum of the numerator and the amount of penalties or additions to tax which would have been assessed against UPC on a stand-alone basis. Interest on penalties and additions to tax shall be allocated to the party which is allocated the penalties or additions to tax to which such interest relates.

     p. Unspecified Items. To the extent that an Item arises during a tax period
        -----------------
with respect to the Overnite Consolidated Group that is included in the Combined Consolidated Group's Federal Income Tax return but limited by reason of a certain Code provision, regulation, ruling, or case law, and the allocation provisions of this Appendix I do not specifically address the proration of such Item, then the Parties shall attempt to agree on an equitable proration formula within a reasonable period of notice of such issue. In the event no agreement is reached, UPC shall apply the following principles in resolving such dispute:

     (i) The consolidated tax cost or benefit of an unspecified Item should be allocated in proportion to the relative contribution of such unspecified Item by the UPC Divisions and the Overnite Consolidated Group.

     (ii) The amount of the allocation should be based on the actual consolidated tax cost or benefit associated with such Item, rather than any hypothetical costs or benefits which would arise if both the UPC Consolidated Group and the Overnite Consolidated Group had filed separate returns on a stand-alone basis.

     (iii) The proration formula selected to allocate the tax cost or benefit associated with such Item should be determined in a manner consistent with the allocation procedures adopted herein for that specified Item most similar to the unspecified Item in dispute. Failing resolution of the dispute on such basis, a proration formula should be adopted which results in an equitable allocation of the consolidated Item after taking into account the basis for the limitation associated with the particular Code provision, regulation, ruling, or case law dealing specifically with such unspecified Item.

                                  APPENDIX II
                                  -----------

                                 ALLOCATION OF
                              UNITARY INCOME TAX
                            LIABILITIES AND BENEFITS

     Pursuant to Section 3.2 of this Agreement, the Overnite Consolidated Group, or any member thereof, shall be allocated a pro rata share of any Unitary Income Tax cost or benefit, including interest and penalties (either as originally reported or as adjusted upon audit, amended return, or ultimate settlement, or otherwise), arising by reason of its activities' being included in a Unitary Income Tax return with activities of the UPC Consolidated Group or any member thereof. In order to ascertain the Overnite Consolidated Group's allocated tax cost or benefit of such Unitary Income Tax Return in a particular jurisdiction for a particular tax period, the following determinations and allocation principles shall apply, subject to Section 3.2(c):

     Step 1. A hypothetical stand-alone Unitary Income Tax liability or benefit
     ------
before application of NOLs and before credits ("Stand-alone Liability or Benefit") for each Division in the Unitary Group shall be determined and allocated to each Division. Divisions reporting a loss shall receive a benefit. In the computation of each Division's Stand-alone Liability or Benefit, the principles set forth in Section 3.1 and Appendix I of this Agreement with respect to the computation and allocation of Federal Income Tax liability shall be applied to the extent not inconsistent with Step 2 below, and all limitations, modifications, allocation and apportionment methods, and elections utilized in the Unitary Income Tax return as filed or adjusted shall govern the computation of Divisions' Stand-alone Liability or Benefit.

     Step 2. The total of the Divisions' Stand-alone Liabilities (reduced by
     ------
Stand-alone Benefits) as calculated in Step 1 shall be subtracted from the total actual Unitary Income Tax liability before credits. The difference shall be allocated to increase or reduce the Stand-alone Liability or Stand-alone Benefit of each Division in an amount determined by multiplying such difference by a ratio the numerator of which is the absolute value of such Division's Stand-alone Liability or Benefit and the denominator of which is the sum of the absolute values of each Division's Stand-alone Liability or Benefit. Notwithstanding the foregoing, the portion of such difference which does not exceed any NOL of the Unitary Group for the period (and the benefit, when realized, of the NOL carryover or carryback associated with such portion) shall be allocated to those Divisions which have a Stand-alone Benefit in an amount determined by multiplying such portion by a ratio the numerator of which is such Division's Stand-alone Benefit and the denominator of which is the sum of each Division's Stand-alone Benefits. The benefit of any other NOL carryovers or Carrybacks shall be allocated when realized based upon the ratio described in the second sentence of this paragraph using Stand-alone Liabilities and Benefits attributable to the period in which such NOL was generated.

     Step 3. Credits shall be allocated when realized to the Division which
     ------
generated the credits.

                                 APPENDIX III


                              ADDITIONAL SERVICES


DESCRIPTION OF SERVICES                         TIME PERIOD
-----------------------                         -----------

Annual analysis of consolidated Federal         Until expiration of this
Income Tax, Environmental Tax and Unitary       Agreement
Income Tax audit exposure as it relates to settlement of all tax periods beginning before the IPO.

Support with the "Corp Tax" system              Until all consolidated Federal
                                                Income Tax, Environmental Tax
                                                and Unitary Income Tax
                                                returns are filed for the
                                                short period ending on or
                                                before the IPO

Continuity and consultation on ERISA            Until 6 months after the IPO
issues pending at the time of the IPO

Continuity and consultation on litigation       Until 6 months after the IPO
in progress related to Massachusetts state income tax for the years 1988-93 and a dispute in progress related to Oklahoma
IRP registration for the years 1993-94

Continuity and consultation on state            Until 6 months after the IPO
income tax issues related to the corporate structure of Overnite Corporation

Transition support on property tax issues       Until 2 months after the IPO
equivalent to 75% of one full-time position

Transition support on property tax issues       From 2 months until 4 months
equivalent to 25% of one full-time position     after the IPO


                                     III-1